Exhibit 99.1

William J. Post
February 18, 2014
Board of Directors
Swift Transportation Company
2200 S. 75th Avenue
Phoenix, Arizona, 85043
Dear Directors,
Please accept this letter as recognition of my intention to not run for reelection as a Director of Swift Transportation Company in the 2014 Annual Meeting. Over the last 3 years it has been my pleasure to work with you, as well as the entire management team of Swift, and I wish all of you the very best in the future.
Thank you for the opportunity to serve.

Sincerely,

/s/ William J. Post

William J. Post
Chairman and Director
Swift Transportation Company